UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2017

ModusLink Global Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of IWCO Direct

On December 15, 2017 (the “Effective Date”), ModusLink Global Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, MLGS Merger Company, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“MLGS”), IWCO Direct Holdings Inc. a Delaware corporation (“IWCO”), CSC Shareholder Services, LLC , a Delaware limited liability company (solely in its capacity as representative), and the stockholders of IWCO listed on the signature pages thereto. The stockholders of IWCO party to the Merger Agreement were Court Square Capital Partners II, L.P., Court Square Capital Partners II-A, L.P., Court Square Capital Partners (Executive) II, L.P., Court Square Capital Partners (Offshore) II, L.P., ACP/IWCO Holdings LLC, ACP/IWCO Splitter, L.P., WAM Holdings, INC., James N. Andersen, Joseph Morrison, THOMAS C. WICKA & ANGELA M. WICKA, TTEE, UA/DTD, FEB. 27, 2006, THOMAS C. WICKA, 2006 GRAT, and THOMAS C. WICKA, TRUSTEE UA/DTD, 10/3/05 TOM WICKA REVOCABLE TRUST.

On the Effective Date and pursuant to the Merger Agreement, MLGS was merged with and into IWCO, with IWCO surviving as a wholly-owned subsidiary of the Company (the “IWCO Acquisition”).

The aggregate consideration paid to stockholders of IWCO by the Company in the IWCO Acquisition was $475,600,000 in cash, subject to certain adjustments (the “Purchase Price”), of which $2,500,000 is held in escrow pursuant to a separate escrow agreement. The Purchase Price was funded with a combination of cash on hand and financing available under the Senior Credit Facility described below. The Merger Agreement includes detailed representations, warranties, covenants and indemnification provisions that are customary for merger agreements of this type.

Financing

On December 15, 2017, MLGS entered into a Financing Agreement (the “Financing Agreement”), by and among MLGS (as the initial borrower), Instant Web, LLC, a Delaware corporation and wholly owned subsidiary of IWCO (as “Borrower”), IWCO, and certain of IWCO’s subsidiaries identified on the signature pages thereto (together with IWCO, the “Guarantors”), the lenders from time to time party thereto, and Cerberus Business Finance, LLC, as collateral agent and administrative agent for the lenders. MLGS was the initial borrower under the Financing Agreement, but immediately upon the consummation of the acquisition of IWCO, as described above, Borrower became the borrower under the Financing Agreement.

The Financing Agreement provides for $393.0 million term loan facility (the “Term Loan”) and a $25.0 million revolving credit facility (collectively, the “Senior Credit Facility”). Proceeds of the Senior Credit Facility will be used (i) to finance a portion of the IWCO Acquisition, (ii) to repay certain existing indebtedness of the Borrower and its subsidiaries, (iii) for working capital and general corporate purposes and (iv) to pay fees and expenses related to the Financing Agreement and the IWCO Acquisition.

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The Senior Credit Facility has a maturity of five years. Borrowings under the Senior Credit Facility bear interest, at the Borrower’s option, at a Reference Rate plus 3.75% or a LIBOR Rate plus 6.5%, each as defined the Financing Agreement. The initial interest rate under the Senior Credit Facility will be at the LIBOR Rate option.

The Term Loan under the Senior Credit Facility is repayable in consecutive quarterly installments, each of which will be in an amount equal per quarter of $1,500,000 and each such installment to be due and payable, in arrears, on the last day of each quarter commencing on March 31, 2018 and ending on the earlier of (a) December 15, 2022 and (b) upon the payment in full of all obligations under the Financing Agreement and the termination of all commitments under the Financing Agreement. Further, the Term Loan would be permanently reduced pursuant to certain mandatory prepayment events including an annual “excess cash flow sweep” of 50% of the consolidated excess cash flow, with a step-down to 25% when the Leverage Ratio (as defined in the Financing Agreement) is below 3.50:1.00; provided that, in any fiscal year, any voluntary prepayments of the Term Loan shall be credited against the Borrower’s “excess cash flow” prepayment obligations on a dollar-for-dollar basis for such fiscal year.

Borrowings under the Financing Agreement are fully guaranteed by the Guarantors and are collateralized by substantially all the assets of the Borrower and the Guarantors and a pledge of all of the issued and outstanding equity interests of each of IWCO’s subsidiaries.

The Financing Agreement contains certain representations, warranties, events of default, mandatory prepayment requirements, as well as certain affirmative and negative covenants customary for financing agreements of this type. These covenants include restrictions on borrowings, investments and dispositions, as well as limitations on the ability of the Borrower and the Guarantors to make certain capital expenditures and pay dividends. Upon the occurrence and during the continuation of an event of default under the Financing Agreement, the lenders under the Financing Agreement may, among other things, terminate all commitments and declare all or a portion of the loans under the Financing Agreement immediately due and payable and increase the interest rate at which loans and obligations under the Financing Agreement bear interest.

Preferred Stock Purchase Agreement and Certificate of Designations

On December 15, 2017, the Company entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with SPH Group Holdings LLC (“SPH Group”), pursuant to which the Company issued 35,000 shares of the Company’s newly created Series C Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), to SPH Group at a price of $1,000 per share, for an aggregate purchase consideration of $35.0 million (the “Preferred Stock Transaction”).  The terms, rights, obligations and preferences of the Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company (the “Certificate of Designations”), which has been filed with the Secretary of State of the State of Delaware.

Under the Certificate of Designations, each share of Preferred Stock can be converted into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial conversion price equal to $1.96 per share, subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction. Holders of the Preferred Stock will also receive dividends at 6% per annum payable in cash or Common Stock. If at any time the closing bid price of the Company’s Common Stock exceeds 170% of the conversion price for at least five consecutive trading days (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction), the Company has the right to require each holder of Preferred Stock to convert all, or any whole number, of shares of the Preferred Stock into Common Stock.

Upon the occurrence of certain triggering events such as a liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or the merger or consolidation of the Company or significant subsidiary, or the sale of substantially all of the assets or capital stock of the Company or a significant subsidiary, the holders of the Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or funds of the company to the holders of other equity or equity equivalent securities of the Company other than the Preferred Stock by reason of their ownership thereof, an amount per share in cash equal to the sum of (i) one hundred percent (100%) of the stated value per share of Preferred Stock (initially $1,000 per share) then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Preferred Stock), plus (ii) 100% of all declared but unpaid dividends, and all accrued but unpaid dividends on each such share of Preferred Stock, in each case as the date of the triggering event. On or after December 15, 2022, each holder of Preferred Stock can also require the Company to redeem its Preferred Stock in cash at a price equal to the Liquidation Preference (as defined in Certificate of Designations).

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Each holder of Preferred Stock has a vote equal to the number of shares of Common Stock into which its Preferred Stock would be convertible as of the record date, provided that the number of shares voted is based upon a conversion price which is no less than the greater of the book or market value of the Common Stock on the closing date of the purchase of the Preferred Stock. In addition, for so long as the Preferred Stock remains outstanding, the Company will not, directly or indirectly, and including in each case with respect to any significant subsidiary, without the affirmative vote of the holders of a majority of the Preferred Stock (i) liquidate, dissolve or wind up the Company or any significant subsidiary; (ii) consummate any transaction that would constitute or result in a Liquidation Event (as defined in the Certificate of Designations); (iii) effect or consummate any Prohibited Issuance (as defined in the Certificate of Designations); or (iv) create, incur, assume or suffer to exist any Indebtedness (as defined in the Certificate of Designations) of any kind, other than certain existing Indebtedness of the Company and any replacement financing thereto, unless any such replacement financing be on substantially similar terms as such existing Indebtedness.

The Purchase Agreement provides that the Company will use its commercially reasonable efforts to effect the piggyback registration of the Common Stock issuable on the conversion of the Preferred Stock and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, with the Securities and Exchange Commission in all states reasonably requested by the holder in accordance with certain enumerated conditions. The Purchase Agreement also contains other representations, warranties and covenants, customary for an issuance of Preferred Stock in a private placement of this nature.

The Preferred Stock Transaction was approved and recommended to the Board by a special committee of the Board (the “Special Committee”) consisting of independent directors not affiliated with Steel Partners Holdings GP Inc. (“Steel Holdings GP”), which controls the power to vote and dispose of the securities held by SPH Group and its affiliates.

On December 15, 2017, contemporaneously with the closing of the Preferred Stock Transaction, the Company entered into a Warrant Repurchase Agreement (the “Warrant Repurchase”) with Steel Partners Holdings L.P. (“Steel Holdings”), an affiliate of SPH Group, pursuant to which the Company repurchased for $100 the warrant to acquire 2,000,000 shares of the Common Stock (the “Warrant”) that the Company had previously issued to Steel Holdings. The Warrant, which was to expire in 2018, was terminated by the Company upon repurchase.

As of December 14, 2017 (prior to the closing of the Preferred Stock Transaction), SPH Group and its affiliates beneficially owned approximately 35.62% of our outstanding shares of Common Stock. Upon closing of the Preferred Stock Transaction and the Warrant Repurchase and following the Equity Grants described in Item 5.02 below, SPH Group and its affiliates beneficially own approximately 52% of our outstanding shares of Common Stock, and the Company may be deemed to be a controlled company under Nasdaq rules.

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Warren G. Lichtenstein, the Executive Chairman of our Board, is also the Executive Chairman of Steel Holdings GP. Glen Kassan, our Vice Chairman of the Board and former Chief Administrative Officer, is also affiliated with Steel Holdings GP. Jack L. Howard and William T. Fejes, Jr. who were elected to the Board upon the closing of the Preferred Stock Transaction, are, as more fully described below under Item 5.02, also affiliated with Steel Holdings GP.

The foregoing summaries of certain of the material terms of the Merger Agreement, the Financing Agreement, the Purchase Agreement and the Certificate of Designations do not purport to be complete and are subject to, are qualified in their entirety by, the full texts of the Merger Agreement, Financing Agreement, Purchase Agreement and Certificate of Designations attached hereto as Exhibits 2.1, 10.2, 10.1 and 4.1, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description of the Merger Agreement provided under the heading “Acquisition of IWCO Direct” in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Financing Agreement provided under Item 1.01 are incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description of the Purchase Agreement provided under Item 1.01 is incorporated into this Item 3.02 by reference.

The issuance of the securities pursuant to the Purchase Agreement were completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), increased the size of the Board from 6 members to 7 members, with such increase effective upon the closing of the Preferred Stock Transaction.

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The Board, upon the recommendation of the Nominating Committee, elected Jack L. Howard and William T. Fejes, Jr. to the Board as Class II directors, filling vacancies on the Board following the increase in the size of the Board; with such elections effective upon the closing of the Preferred Stock Transaction. In addition to participating in the Company’s Fourth Amended and Restated Director Compensation Plan, Messrs. Howard and Fejes will receive the equity grants described below.

Messrs. Howard and Fejes are both affiliated with Steel Holdings GP, which is a wholly-owned subsidiary of Steel Holdings.

Mr. Howard has served as the President of Steel Holdings GP since July 2009 and has served as a director of Steel Holdings GP since October 2011. Mr. Howard is the President of Steel Holdings and has been associated with Steel Holdings and its predecessors and affiliates since 1993. Mr. Howard served as the Vice Chairman of the Board of the Handy & Harman Ltd. (“HNH”), a shareholder of the Company and affiliate of SPH Group, from March 2012 to October 2017 and Principal Executive Officer of HNH from January 2013 to October 2017, and has served as a director of HNH since July 2005. Mr. Fejes has served as the president of Steel Services, Ltd. (“Steel Services”) an indirect wholly owned subsidiary of Steel Holdings, since October 2017. Mr. Fejes has also served as Senior Vice President of HNH and President and Chief Executive Officer of Handy & Harman Group Ltd. since June 2016.

The Company is party to a Management Services Agreement with Steel Services (the “Management Services Agreement”) pursuant to which Steel Services provides the Company and its subsidiaries with the services of certain employees and performs additional services, which include, without limitation: (i) services related to corporate treasury functions and financing matters; (ii) services to support M&A functions and (iii) services related to advising the Company on risk management, governance and compliance generally, assisting with public company reporting requirements, advising on investigations and litigation, and advising on major business transactions.

During the year ended July 31, 2017, pursuant to the Management Services Agreement, the Company paid a fixed monthly fee of $175,000 in consideration for the services and incremental costs as incurred. Pursuant to a third amendment to the Management Services Agreement, effective September 1, 2017, the fixed monthly fee paid by the Company to Steel Services was reduced from $175,000 per month to $95,641 per month.

Equity Grants

The Board, upon the recommendation of the Special Committee and the Compensation Committee, approved the following equity grants to Messrs. Howard and Fejes and to Warren G. Lichtenstein, the Executive Chairman of the Board, in each case effective upon the closing of the IWCO Acquisition (the “Grant Date”) and in consideration for current and future services to the Company:

(1)	Award of Company Common Stock as a Stock Payment, as defined in the ModusLink Global Solutions, Inc. 2010 Incentive Awards Plan (“2010 Plan”), in the amounts set forth below, which will vest in their entirety on the Grant Date;

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Recipient	Award
Warren G. Lichtenstein	2,400,000 shares
Jack Howard	1,200,000 shares
William T. Fejes	400,000 shares

(2)	Award of Restricted Stock, as defined in the 2010 Plan, in the amounts set forth below, which will vest in their entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.00 per share for any five consecutive business days after the Grant Date, subject to the Recipient’s continuous service with the Company from the Grant Date through the vesting date;

Recipient	Award
Warren G. Lichtenstein	270,000 shares
Jack Howard	135,000 shares
William T. Fejes	45,000 shares

(3)	Award of Restricted Stock of the Company, in the amounts set forth below, which will vest in their entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.00 per share for any five consecutive business days after the Grant Date, subject to both (a) prior approval by the Company’s shareholders of an amendment to the 2010 Plan to increase the shares available under the 2010 Plan in an amount sufficient to permit this award and (b) the Recipient’s continuous service with the Company from the Grant Date through the vesting date;

Recipient	Award
Warren G. Lichtenstein	30,000 shares
Jack Howard	15,000 shares
William T. Fejes	5,000 shares

(4)	Award of Restricted Stock of the Company, in the amounts set forth below, which shall vest in their entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.25 per share for any five consecutive business days after the Grant Date, subject to both (a) prior approval by the Company’s shareholders of an amendment to the 2010 Plan to increase the shares available under the 2010 Plan in an amount sufficient to permit this award and (b) the Recipient’s continuous service with the Company from the Grant Date through the vesting date; and

Recipient	Award
Warren G. Lichtenstein	300,000 shares
Jack Howard	150,000 shares
William T. Fejes	50,000 shares

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(5)	Award of Restricted Stock of the Company, in the amounts set forth below, which shall vest in their entirety on the day the price of the Company’s Common Stock shall have closed at or above $2.50 per share for any five consecutive business days after the Grant Date, subject to both (a) prior approval by the Company’s shareholders of an amendment to the 2010 Plan to increase the shares available under the 2010 Plan in an amount sufficient to permit this award and (b) the Recipient’s continuous service with the Company from the Grant Date through the vesting date;

Recipient	Award
Warren G. Lichtenstein	300,000 shares
Jack Howard	150,000 shares
William T. Fejes	50,000 shares

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Certificate of Designations provided under Item 1.01 is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

Any financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(b)       Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(d)       Exhibits

Exhibit No. Description

2.1	Agreement and Plan of Merger, dated December 15, 2017, by and among ModusLink Global Solutions, Inc., MLGS Merger Company, Inc., IWCO Direct Holdings Inc., CSC Shareholder Services, LLC (solely in its capacity as representative), and the stockholders of IWCO Direct Holdings Inc.*
4.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of ModusLink Global Solutions, Inc. filed with the Secretary of State of the State of Delaware on December 15, 2017.
10.1	Preferred Stock Purchase Agreement dated as of December 15, 2017, by and between ModusLink Global Solutions, Inc. and SPH Group Holdings LLC.
10.2	Financing Agreement dated as of December 15, 2017, by and among IWCO Direct Holdings Inc., MLGS Merger Company, Inc., Instant Web, LLC, certain subsidiaries of IWCO Direct Holdings Inc. identified on the signature pages thereto, the lenders from time to time party hereto, and Cerberus Business Finance, LLC, as collateral agent and administrative agent for the lenders.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementary copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 18, 2017	ModusLink Global Solutions, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer

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